Exhibit 99.(p)(17)

C o d e of C on du c t DOIN G WH A T’ S RIGHT

1 1 CEO ’s M ESSAGE Dear Colleagues: The BNY Mellon Code of Conduct guides our actions and decisions as individuals and as a company. The Code supports our vision of defining what it means to be the trusted financial institution for the next generation of clients and employees and aligns with our core values: Passion for Excellence, Integrity, Strength in Diversity and Courage to Lead. Our principles for ethical behavior in our day - to - day work are guided by our Integrity, which means we do what is right, always, regardless of the impact on a s pecific transaction or short - term working relationship. The Code provides guidance on six key principles that relate to many of the situations you may encounter working at our company: Respecting Others; Avoiding Conflicts; Conducting Business; Working with Governments; Protecting Company Assets and Supporting Our Communities. Topics range from protecting client and employee records, and observing our privacy principles, to responsibly growing our company with our own environmental, social and governance (ESG) practices and conduct, which are further explained i n our 2020 Enterprise ESG Report and our Modern Slavery Act T ransparency Statements .. However, the Code alone cannot address every possible situation. We expect all employees to exercise good judgment, using the Code as a primary resource to better understand our principles of ethical behavior, and to seek help when unsure of the right course of action. Above all, each of us, regardless of level, is obligated to put the interests of our company, clients and shareholder s above any personal interest. While the Code is fundamental, it is not your only resource. Your m anager, Legal, Audit, Compliance, Human Resources and our Ethics Office are readily available to answer your questions. When in doubt, I urge you to use these resources and escalate situatio ns if you feel they are not getting the proper attention. You shou ld never be afraid or reluctant to speak up. Being a BNY Mellon employee means exercising good judgment and conducting yourself in a manner that is above reproach. Please take the time to review the Code of Conduct and keep it in mind to help ensure you a lways do what is right. Todd Gibbons Chief Executive Officer

TABLE OF CONTENTS

DOING WHAT'S RIGHT // 3

HOW TO REPORT A CONCERN // 4

KEY PRINCIPLES OF OUR CODE // 5

WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT // 6-11

Our values // 6
Purpose of our Code // 7
Who must follow this Code? // 7
Waivers of the Code for executive officers // 7
What is expected of employees? // 8
Cooperating with Regulatory Agencies // 9
What is expected of managers // 9
Managing risk as a manager // 9
Responsibility to ask questions and report concerns // 9
What happens when a concern is reported? // 10
Zero tolerance for retaliation // 10
Cooperating with an investigation // 10
Direct Communication with Government and Regulatory Authorities // 11
Communication of Trade Secrets to Government and Regulatory Authorities // 11

RESPECTING OTHERS // 12-16

Mutual respect and professional treatment // 13-14
Harassment-free environment // 15
Safety and security // 16
Managers' responsibilities // 16

AVOIDING CONFLICTS // 17-25

Overview // 18
Gifts and entertainment // 19-21
Outside employment and business dealings // 22-23
Outside service as a Director, Trustee, Officer, Investment Committee Member, Partner or Business Owner of a for-profit business or a not-for-profit organization // 24
Ownership of an outside business // 25
Fiduciary appointments // 25
Personal investment decisions // 25
Dealing with family and close personal friends // 26
Corporate opportunities // 27

CONDUCTING BUSINESS // 29-33

Fair competition and anti-trust // 30-31
Anti-corruption and improper payments // 32
Combating financial crime and money laundering // 33

WORKING WITH GOVERNMENTS // 35-37

Your obligations // 36
Basic principles // 37

PROTECTING COMPANY ASSETS // 39-46

Financial integrity // 40
Additional standards for senior financial professionals // 41
Use of company assets // 41
Protecting client and employee records and observing our privacy principles // 42
Records management // 43
Use of computers, systems and corporate information // 43-44
Inside or proprietary information // 45-46

SUPPORTING OUR COMMUNITIES // 48-52

Political activities // 49-50
Investor and media relations // 50
Charitable contributions and corporate sponsorship // 51
Participating in trade associations, conferences and speaking engagements // 51
Addressing Climate Change and Environmental Sustainability // 51

ADDITIONAL HELP // 52-53

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What's Right. The most current version of the Code can be found on MySource. Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

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DOING WHAT'S RIGHT

AT BNY MELLON, "DOING WHAT'S RIGHT" MEANS

– Contributing to an ethical culture is expected and valued,

–Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,

–Fostering honest, fair and open communication,

–Demonstrating respect for our clients, communities and one another,

–Being accountable for your own and team actions, and

–Being willing to take a stand to correct or prevent any improper activity or business mistake.

HOW TO DO WHAT'S RIGHT

– Put company values, policies and procedures into action,

– Know the laws and regulations affecting your job duties and follow them,

– Take responsibility for talking to someone if you see a problem, and

– Ask questions if you are unsure of the right thing to do.

WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS

– Could the action affect the company's reputation?

– Would it look bad if reported in the media?

– Am I uncomfortable taking part in this action or knowing about it?

– Is there any question of illegality?

– Will the action be questionable with the passage of time?

If the answer to any of these questions is "yes," ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don't stop asking until you get the help you need.

IT'S YOUR OBLIGATION TO DO WHAT'S RIGHT.

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HOW TO REPORT A CONCERN

Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.

Ethics Help Line

(Operated by members of the company's Ethics Office)

– United States and Canada: 1-888-635-5662

– Europe: 00-800-710-63562

– Brazil: 0800-891-3813

– Australia: 0011-800-710-63562

– Asia: appropriate international access code +800-710-63562 (except Japan)

– Japan: appropriate international access code +800-710-6356

– All other locations: call collect to 412-236-7519

Please note that your phone call can be anonymous.

E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line

(Operated by EthicsPoint, an independent hot line administrator)

– United States and Canada: 1- 866-294-4696

– Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696

AT&T Direct Access Numbers by Country/Carrier

– United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; INTL 0-800-013-0011

– India: 000-117

– Brazil: 0-800-890-0288

– Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288

– Japan: Softbank Telecom 00 663-5111; KDDI 00 539-111

– Australia: Telstra 1-800-881-011; Optus 1-800-551-155

– Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266

– Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

Web Report: http://www.ethicspoint.com (hosted on EthicsPoint's secure servers and is not part of the company's web site or intranet).

Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting

If your concern involves potential criminal or unusual client activity, you must file an Incident Report within 72 hours. In the U.S., you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.

Director's Mailbox

If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non-management director@bnymellon.com or by postal mail addressed to:

BNY Mellon Corporation
Church Street Station
PO Box 2164
New York, New York 10008-2164 USA
Attention: Non-Management Director

Please note the postal mail option can be anonymous.

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KEY PRINCIPLES OF OUR CODE

RESPECTING OTHERS

We respect human rights and treat employees with fairness, dignity and respect at work. We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it's the right thing to do.

AVOIDING CONFLICTS

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

CONDUCTING BUSINESS

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

WORKING WITH GOVERNMENTS

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

PROTECTING COMPANY ASSETS

We ensure all entries made in the company's books and records are complete and accurate and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us and prevent the misuse of information belonging to the company or any client.

SUPPORTING OUR COMMUNITIES

We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large. We are committed to addressing climate related risks and opportunities through an environmental sustainability approach that considers all aspects of our business.

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WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT

At the foundation of our Code of Conduct are our Values—**Passion for Excellence, Integrity, Strength in Diversity and Courage to Lead**

Our values underscore our commitment to be a client-focused, trusted financial institution driven by an empowered global team dedicated to outperforming in every market we serve.

OUR VALUES

Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.

- Passion for Excellence: We get it done. We strive to be extraordinary.
- Integrity: We do what is right, always. We challenge each other – even when it is uncomfortable.
- Strength in Diversity: We seek out who is missing and help everyone feel included. We invest in each other's success.
- Courage to Lead: We take risks necessary to lead. We grow and move on from failures.

WHAT OUR VALUES DO:

- Explain what we stand for and our shared culture
- Span geographies and lines of business
- Represent the promises made to our clients, communities, shareholders and each other
- Are critical to our success

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7 7 PURPOSE OF OUR CODE Today’s global marketplace is filled with a host of new challenges and changes, but one constant guide us — the mandate to meet the highest standards of legal and ethical integrity. The Code of Conduct is the foundation of our commitment to D oing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment and seek advice when you’re unsure of the proper response to a particular situation. The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage. WHO MUST FOLLOW THIS CODE? All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the com pany must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code. W AIVERS OF THE CODE F OR EX E CUTIVE OFFICERS Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriate. Compliance with the letter and the spirit of ou r Code of Condu ct, laws and r e g ul a tion s , policies and procedures is not op tiona l. It ’ s h o w w e do business: it ’ s the embodiment o f D oing What ’ s Right.

WHAT IS EXPECTED OF EMPLOYEES?

You're responsible for contributing to our culture of Doing What's Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location.

In these situations, you're expected to follow the more restrictive rules. You're expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it's your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.

No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.

Identifying and managing risk is the responsibility of every employee. You're required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.

You're expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company's business, the matter will be reported to the appropriate authorities.

You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system which you can learn more about by visiting MySource, the company's intranet site. If you need assistance or do not have access to a PC, ask your manager for help.

You're obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

Q & A

Q: I work outside of the U.S. Do U.S. laws apply to me?

A: BNY Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. BNY Mellon is the parent of our operating companies and is incorporated in the U.S., so U.S. laws may apply to certain business activities even if they are conducted outside of the U.S.

The reverse may also be true other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

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COOPERATING WITH REGULATORY AGENCIES

All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam findings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments.

WHAT IS EXPECTED OF MANAGERS?

Those who manage or supervise others have a special obligation to set an example in Doing What's Right. Some of the ways you're expected to demonstrate this leadership include:

- Creating a culture of risk management, compliance and ethics,
- Considering risk in all your decision making,
- Reinforcing with your staff the importance of early identification and escalation of potential risks to the appropriate managers,
- Ensuring employees have the relevant resources to understand their job duties,
- Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
- Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
- Reporting instances of non-compliance to the proper management level,
- Taking appropriate disciplinary action for compliance and ethics violations, and
- Reviewing the Code of Conduct no less than annually with your staff.

MANAGING RISK AS A MANAGER

As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.

RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS

You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

Q & A

Q: What is my role in managing risk?

A: Each employee plays an important role in managing risk when you:

– Perform your job with integrity and in compliance with policies, procedures and the law

– Adhere to the controls established for your business

– Ask questions if instructions are not clear or if you are unsure of the right thing to do

– Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)

Doing What's Right means being accountable for your own and your team's actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

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Q & A

Q: Where do I go for help if I'm uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company's public Internet site.

Q & A

Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

If you have a question or concern, your manager is usually a good place to start. Other people you may go to for help or advice are:

- Your manager's manager
- Your line of business Compliance officer
- Someone in the Human Resources or the Legal department

You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line.

You can also visit the Doing What's Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident.

WHAT HAPPENS WHEN A CONCERN IS REPORTED?

When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.

These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.

ZERO TOLERANCE FOR RETALIATION

Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

COOPERATING WITH AN INVESTIGATION

You're required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.

Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

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At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official(s) or finance-related self-regulatory organization (collectively, "Governmental Authorities"), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company's attorney-client privilege.

DIRECT COMMUNICATION WITH GOVERNMENT AND REGULATORY AUTHORITIES

The confidentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies, or in any agreement with BNY Mellon is meant to prohibit you from:

- initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law;
- testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or
- participating in any benefits for information provided to Government Authorities in the manner described in the first or second points above. You are permitted to report in this manner both during and after your employment here irrespective of any confidentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the Company's attorney-client privilege.

COMMUNICATION OF TRADE SECRETS TO GOVERNMENT AND REGULATORY AUTHORITIES

While the Code prohibits you from revealing "trade secrets" outside of the Company, you may do so without facing criminal or civil liability if:

- the material is revealed in confidence solely for the purpose of reporting or investigating a suspected violation of law to a Federal, State, or local government official, either directly or indirectly, or to an attorney; or
- the material is revealed in a complaint or other document filed under seal in a lawsuit or other proceeding. Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be filed under seal, and it may be disclosed only under a court order.

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KEY PRINCIPLE: RESPECTING OTHERS

RESPECTING OTHERS

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it's the right thing to do.

MUTUAL RESPECT AND PROFESSIONAL TREATMENT
HARASSMENT-FREE ENVIRONMENT
SAFETY AND SECURITY
MANAGERS' RESPONSIBILITIES
KEY PRINCIPLE: RESPECTING OTHERS

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KEY PRINCIPLE: RESPECTING OTHERS

MUTUAL RESPECT AND PROFESSIONAL TREATMENT

We value Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You're expected to treat your fellow employees professionally — it's what we owe each other in the workplace.

The company recognizes your right to form personal relationships with those you meet in the workplace; however, you're expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection, not respecting personal boundaries, and making business decisions based on emotions or personal relationships are inappropriate. You should avoid situations where your personal relationship with other employees, customers, vendors, contractors or individuals who conduct business with BNY Mellon may create a potential conflict or perception of favoritism, especially if there is a reporting relationship. Romantic personal relationships between employees in a reporting relationship, where one person has direct or indirect authority or influence over the employment status of the other person, are strictly prohibited. This includes authority to make decisions about promotions, transfers, salary, administrative actions, and management-related decisions affecting the employee or indirect supervision where one person works in a business unit that ultimately reports to the other person. Such relationships need to be immediately disclosed to management or Human Resources to address the conflicts that such a relationship creates.

Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Q & A

Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be expressed and respectful debate occurs. It's okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

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KEY PRINCIPLE: RESPECTING OTHERS

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Managers must also be aware of situations where family members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance.

(Reference: Hiring and Continued Employment of Employees' Relatives or Individuals Sharing Employees' Household)

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HARASSMENT-FREE ENVIRONMENT

BNY Mellon supports human rights and treats employees with fairness, dignity and respect at work and will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.

Harassment also includes disrespectful behavior or remarks that involve a person's race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.

Some countries have specific laws concerning sexual harassment that include:

– Intentional or unintentional, unwelcome sexual advances with or without touching

– Coerced sexual acts

– Requests or demands for sexual favors

– Other verbal or physical conduct of a sexual nature

Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees' actions toward clients and vendors. Harassment of any kind will not be tolerated in the workplace.
Human Rights Statement

Q & A

Q: A colleague makes comments about my appearance that make me feel uncomfortable. I've told my colleague that I don't like these comments, but they continue, and I'm told I'm too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.

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KEY PRINCIPLE: RESPECTING OTHERS

SAFETY AND SECURITY

BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:

- You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.
- You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won't be permitted to work if you're using illegal drugs or impaired by alcohol.
- You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.
- You should be alert to individuals who are on company premises without proper authorization.
- Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.

(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

Q & A

Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?

A: You should notify your manager immediately. If you're uncomfortable discussing this with your manager, contact Human Resources.

MANAGERS' RESPONSIBILITIES

As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.

Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

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IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

AVOIDING CONFLICTS

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

GIFTS AND ENTERTAINMENT

OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS

OUTSIDE SERVICE AS A DIRECTOR, OFFICER OR GENERAL PARTNER

OWNERSHIP OF AN OUTSIDE BUSINESS

FIDUCIARY APPOINTMENTS

PERSONAL INVESTMENT DECISIONS

DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS

CORPORATE OPPORTUNITIES

KEY PRINCIPLE: AVOIDING CONFLICTS

KEY PRINCIPLE: AVOIDING CONFLICTS

OVERVIEW

The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon's reputation. You're expected always to act in a way that reflects our commitment to integrity and responsible business behavior.

A conflict of interest is any situation where your interests and the company's interests or the interests of our clients are, or could appear to be, in opposition. When you're in such a situation, it may be difficult to objectively fulfill your job duties and your loyalty to the company or to our clients and may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and our clients and not for your own personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY Mellon or its clients. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative, a spouse or other romantic partner, or a close friend at the expense of the company's or a client's best interests. If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office.

If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You're expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.

(Reference: Business Conflicts of Interest)

Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

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KEY PRINCIPLE: AVOIDING CONFLICTS

GIFTS AND ENTERTAINMENT

Our clients, suppliers and vendors are vital to BNY Mellon's success. That's why it's imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it's recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.

Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY Mellon's reputation.

If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.

The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and any similar items.

In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

Q & A

Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we're not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

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The following are **NOT** allowed, regardless of the value:

- Accepting or giving anything as a "quid pro quo", that is for doing something in return for the gift or entertainment,
- Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans),
- Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon's reputation,
- Accepting or giving anything that could be viewed as a bribe, payoff or improper influence,
- Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,
- Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,
- Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,
- Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,
- Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,
- Participating in any action that would cause the other person to violate their own company's standards for gifts and entertainment, and
- Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records

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Q & A

Q: I am vacationing in the Caribbean and my client has a home on the island that I'm visiting. She's been asking me to stay in her home. I'll make sure we discuss business and I may even be able to get some business referrals from her friends. There won't be any expense to BNY Mellon. Can I stay in the client's home?

A: No. Staying in a client's home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company's reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

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KEY PRINCIPLE: AVOIDING CONFLICTS

Q & A

Q: I'm worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly "entertaining" clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It's possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you're uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern doing business with the company.

The exchange of gifts and entertainment is a well-established practice and can be important to building relationships, but it can also affect the relationship if your ability to exercise sound business judgment becomes blurred. BNY Mellon's relationships with clients, prospects, intermediaries, consultants, centers of influence, suppliers, vendors, third parties and other business partners, including government and quasi-government employees and union officials, must be transparent, objective, fair, and free from conflicts and perceptions of corruption or undue influence.

As such, BNY Mellon has established strict reporting requirements and limits related to gifts, entertainment, and similar accommodations. You are required to know and understand the Gifts and Entertainment Tier I Policy, abide by all limits set within the Policy, and use Code Rap to report or seek pre-approval, where required. You can always contact your Manager or the Ethics Office if you have questions.

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OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS

Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It's your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.

Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including:

– Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company's business,

– Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and

– Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A

Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you're concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance.

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KEY PRINCIPLE: AVOIDING CONFLICTS

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:

- Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney),
- Employment involving providing tax advice or tax return preparation,
- Any type of employment in the financial services industry,
- Employment that could compete with the company or divert business opportunities in any way,
- Any position that is similar in nature to your present job duties and involves a "knowledge transfer" to the other organization,
- Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,
- Employment of any kind that would negatively impact the company's financial or professional reputation, and
- Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients).

Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company's name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year.
Annual re-approval via CODE RAP is required since facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

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OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER OR BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR A NOT-FOR-PROFIT ORGANIZATION

You must obtain prior approval from the Ethics Office through CODE RAP if you wish to serve as a Director, Trustee, Officer, Partner or Business Owner of any for-profit business OR for certain not-for-profit (NFP) organizations if any of the following conditions exist:

- There is an existing or proposed client, business or financial relationship between the NFP organization and BNY Mellon, including receiving charitable contributions, grants or foundation money from BNY Mellon.
- The NFP organization is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).
- You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.).
- You have been asked by BNY Mellon to serve the NFP organization.
- The organization/entity is any type of government agency or your position/ role is considered to be a public official (whether elected or appointed).

Additionally, you must obtain prior approval from the Ethics Office through CODE RAP to serve as a member of an Investment Committee that makes or oversees decisions or recommendations with respect to investing the assets of a for-profit or a not-for-profit organization.

You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you're serving the outside entity on behalf of BNY Mellon. Annual re- approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.

Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:

- Never attempt to influence or take part in votes or decisions that may lead to the use of BNY Mellon or its affiliates' products, services or other types of benefit to the company; the entity's records must reflect that you recused yourself from such a vote or discussion.
- You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign.
- You cannot divulge any confidential or proprietary information.
- If you learn of any Material Non-Public Information (MNPI) you must contact the Control Room or your local Compliance Officer to report each instance.

(Reference: Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity)

Q & A

Q: I've been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don't have any business dealings with the non-profit group and don't work in Wealth Management. Do I have to report this?

A: Yes. The non-profit entity is a client of BNY Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

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OWNERSHIP OF AN OUTSIDE BUSINESS

If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You'll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/ payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

FIDUCIARY APPOINTMENTS

Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gift to minors act, investment adviser, or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you're strongly discouraged from serving as a fiduciary unless you're doing so for a family member. All requests to serve as a fiduciary, with the exception of serving for a family member who is not a BNY Mellon client, require approval through CODE RAP.

If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity.

In all situations where you're acting as a fiduciary, you must follow these guidelines:

- Do not represent that you're performing the same professional services that are performed by a bank, or that you have access to such services,
- Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and
- Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties.

PERSONAL INVESTMENT DECISIONS

Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you're required to comply with the company's Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading.

Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job, and you'll be expected to follow those rules.

In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the *Personal Securities Trading Policy*.

KEY PRINCIPLE: AVOIDING CONFLICTS

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DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS

You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This principle also applies to situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility, as well as to situations in which your family member or close personal friend is affiliated with a vendor of BNY Mellon, or a competitor to BNY Mellon.

You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts.

(Reference: Hiring and Continued Employment of Employees' Relatives or Individuals Sharing Employees' Household)

Q & A

Q:A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you're concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance.

Q & A

Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay?

A: It doesn't appear that there are any conflicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation.

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KEY PRINCIPLE: AVOIDING CONFLICTS

CORPORATE OPPORTUNITIES

You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at BNY Mellon.

All transactions with your clients, suppliers or vendors must be handled strictly on an "arm's-length basis", meaning that the terms of all transactions must not even suggest the appearance of a personal advantage

Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY Mellon or could appear to belong to it.

You may not give legal, tax or other professional advice to clients, prospects, vendors or suppliers of the company. You may not give investment advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third-party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.

If you make such a recommendation, you must follow these requirements:

- Provide several candidates and ensure you show no favoritism toward any of them
- Disclose in writing that the recommendations are in no way sponsored or endorsed by the company
- Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation

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IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

CONDUCTING BUSINESS

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

FAIR COMPETITION AND ANTI-TRUST

ANTI-CORRUPTION AND IMPROPER PAYMENTS

COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

KEY PRINCIPLE: CONDUCTING BUSINESS

KEY PRINCIPLE: CONDUCTING BUSINESS

FAIR COMPETITION AND ANTI-TRUST

BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.

All BNY Mellon entities must comply with the various "fair competition" and "fair dealing" laws that exist in many countries and "anti-trust" laws in the U.S. The general purpose of these laws is to protect the markets from anti- competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:

- Fixing prices or terms, or any information that impacts prices or terms,
- Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,
- Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and
- Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.

The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:

- Manipulation,
- Concealment,
- Abuse of privileged information,
- Misrepresentation of material facts, or
- Any other unfair-dealing practices.

Q & A

Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You're discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

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The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws:

- The laws can vary within the same country or organization. For example, several states within the
- U.S. have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,
- The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU),
- Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,
- Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you're involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and
- Many countries' competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you're a senior manager of a business and have concern about these issues.

Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. **We succeed in the marketplace based on our own merits and do not engage in corporate "espionage" or unethical means to gain advantage on the competition.** You're expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws

KEY PRINCIPLE: CONDUCTING BUSINESS

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ANTI-CORRUPTION AND IMPROPER PAYMENTS

Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term "officials" can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.

Any attempt to pay or offer money or anything of value to influence the actions or decisions of such officials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to significant penalties for the company and for you individually. You're required to comply fully with the Company's Anti-Corruption Policy and adhere to all associated rules including the following:

- Do not offer or give anything of value (including gifts, meals, entertainment or other benefits) to a U.S. or non-U.S. "official" to obtain or retain business or secure any improper advantage.

Note in particular that "things of value" may include jobs or internships or offers thereof. Company Policies require that any and all candidates for employment (whether permanent, limited duration or as an intern) proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, "things of value" may also include consulting, contractor or temporary work assignments at BNY Mellon, whether or not a third-party employment staffing agency is involved. You must adhere to all internal controls applicable to such arrangements.

- Do not agree to hire or exert any influence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested,
- Do not accept or present anything if it obligates you, or appears to obligate you and ensure that all hospitality, entertainment and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals,
- Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,
- Never make any payment that you do not record on company books and records, or make misleading accounting entries,
- Seek guidance when circumstances are unclear or you're asked to make or approve a payment or take any other action that makes you uncomfortable, and
- Report any observations of others engaging in any behavior that you believe is improper.

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KEY PRINCIPLE: CONDUCTING BUSINESS

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is located in a European country. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You're obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or other- wise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations. You're expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.

It is critical to the health of the company that every employee adheres to the company's strict "know-your-customer" policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You're expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.

Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.

(References: Global Anti-Money Laundering/Know-Your-Customer Policy; Tax Evasion Prevention Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

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IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

WORKING WITH GOVERNMENTS

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

YOUR OBLIGATIONS

BASIC PRINCIPLES

KEY PRINCIPLE: WORKING WITH GOVERNMENTS

KEY PRINCIPLE: WORKING WITH GOVERNMENTS

YOUR OBLIGATIONS

BNY Mellon conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What's Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.

If you're involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).

If you're a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you're following requirements of the law.

Q & A

Q: I have clients in a country where some businesses have been "nationalized" and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q & A

Q: I'm hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you've received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

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KEY PRINCIPLE: WORKING WITH

BASIC PRINCIPLES

- Know the restrictions or limitations on presenting and receiving hospitality.
  - Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,
  - Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and
  - Don't "tip" government officials or offer "inducement" payments.
  - Do not accept or present anything if it obligates you, or appears to obligate you.
- Observe a "higher standard of care."
  - Never destroy or steal government property,
  - Don't make false or fictitious statements, or represent that agreements have been met if they haven't,
  - Don't deviate from contract requirements without prior approval from the government, and
  - Never issue invoices or charges that are inaccurate, incorrect or unauthorized.
- Cooperate with government investigations and audits.
  - Don't avoid, contravene or otherwise interfere with any government investigation or audit, and
  - Don't destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.

It's important to note that in addition to the basic principles above, if your client is a U.S. federal, state or local government, there are very specific legal requirements and company policies that you must follow.

These obligations apply to all businesses that deal with U.S. federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the U.S.

(References: Doing Business with the Government; Government Contracts; Gifts, Entertainment and Payments to Governments)

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IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

PROTECTING COMPANY ASSETS

We ensure all entries made in the company's books and records are complete and accurate and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us and prevent the misuse of information belonging to the company or any client.

FINANCIAL INTEGRITY

ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS

USE OF COMPANY ASSETS

PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES

RECORDS MANAGEMENT

USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION

INSIDE OR PROPRIETARY INFORMATION

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

FINANCIAL INTEGRITY

BNY Mellon is committed to keeping honest, accurate and transparent books and records. You're expected to follow established accounting and record-keeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.

You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company.

The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.

Falsifying any document can impact the financial condition of the company. As a public company, BNY Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:

- Accountants — to calculate taxes and other government fees,
- Investors — to make decisions about buying or selling our securities, and
- Regulatory agencies — to monitor and enforce our compliance with government regulations.

You're expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification, back- dating, or misrepresentation of any company books, records or reports will not be tolerated.

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don't want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you're uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

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ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS

If you're responsible for the accuracy of the company's financial filings with regulators, you have a higher duty to ensure your behavior follows the most stringent standards of personal and professional conduct. This includes the Chief Executive Officer, President, Chief Financial Officer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:

- Disclose to the General Counsel and Chief Compliance and Ethics Officer any material transaction or relationship that could reasonably be expected to be a conflict of interest,
- Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the US Securities and Exchange Commission and other regulatory bodies,
- Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,
- Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company's system of internal controls, financial statements or accounting books and records, and
- Promptly report any possible violation of the company's Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer.

USE OF COMPANY ASSETS

Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you're expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You're expected to use good judgment to ensure that assets are not misused or wasted.

The company's name and brand is a vital asset. To ensure that we maintain the integrity and value of the brand, it is imperative to adhere to the brand guidelines when using the name, logo or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.

In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately, the following is another important principle to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company's name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company's name or endorsement without first receiving approval through CODE RAP.

(Reference: Use of the Company's Name in Advertising or Endorsements of Customers and Others)

Careless, wasteful, inefficient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

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PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES

The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. This includes personal information related to prospective clients and job candidates**. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.**

Nearly every employee in the company has access to private information, so you're expected to adhere to the following key principles concerning privacy:

- Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose. Accessing external accounts for clients using client passwords is not permitted under any circumstances, regardless of whether it is authorized and provided by the client.
- Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.
- Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to "opt-out" of certain uses of information, then you must respect that right.
- Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it's necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.
- Any compromise of client or employee information must be reported. If you're aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there's been unauthorized access to information, you must immediately report the matter through the company's incident reporting process.

Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation.

(*Reference: Information Privacy Policy, Corporate Information Protection Policy)*

Q & A

Q: As part of my group's job duties, we're able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client's account that happens to be a very prominent sports figure. I don't think this is right, but what should I do?

A: You're correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

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KEY PRINCIPLE: PROTECTING COMPANY ASSETS

GLOBAL RECORDS MANAGEMENT PROGRAM

You must follow company and local policies for retention, management and destruction of records. If there's an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you'll be notified of the need to retain documents by the Legal department, if appropriate.

Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit's activities, events or transactions, or for operational, legal, regulatory or historical purposes.

The media and formats of records take many forms, including:

- Papers, e-mails, instant messages, other electronically maintained documents,
- Microfilms, photographs and reproductions,
- Voice, text and audio tapes,
- Magnetic tapes, floppy and hard disks, optical disks and drawings, and
- Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.

(Reference: Records Management Program)

USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION

As an employee, you have access to the company's computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.

Electronic systems include, but are not limited to:

- Personal computers (including e-mail and instant messages) and computer networks,
- Telephones, cell phones, voice mail, pagers and fax machines, and
- Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.)

Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.

You should have no expectation of privacy when you use these systems, except as otherwise provided by applicable law. You're given access to the company's systems to conduct legitimate company business and you're expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with applicable law.

You're expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore

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the confidentiality of your password. Also, the occasional use of company systems for personal purposes is acceptable, but you're expected to use good judgment and comply with company policies. Keep personal use to a minimum and use company systems wisely and in a manner that would not damage the company's reputation.

You're permitted to use the company's systems if you follow these rules:

– Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.

– Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).

– Do not distribute copyrighted or licensed materials improperly.

– Do not transmit chain letters, advertisements or solicitations (unless they're specifically authorized by the company).

– Never view or download inappropriate materials.

Notwithstanding the above, employees in Luxembourg are prohibited from using the company's corporate email for non-employment and non-business related purposes.

(References: Electronic Mail Policy; Corporate Information Protection Policy)

Q & A

Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I'm concerned because I don't think this information is protected properly. He says it's okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don't raise your concern, you may be as responsible as your co-worker for violating company policies. If you're uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

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KEY PRINCIPLE: PROTECTING COMPANY ASSETS

Q & A

Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client's money and he has an investment in the same fund. To protect my client's interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I'm not benefiting personally by trading on behalf of my client?

A: No. You're in possession of material non- public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

INSIDE OR PROPRIETARY INFORMATION

As an employee, you may have knowledge about the company's businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.

It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You're expected to protect all such information and failure to do so will not be tolerated.

If you're uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of "inside" or "proprietary" information.

Inside Information

Inside information is material non-public information relating to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

If you're in possession of material non-public information about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company's Information Barriers Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

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Proprietary Information

Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source code, databases, inventions, ideas, and works of authorship. Any information, inventions, models, methods, ideas, software, works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.

Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.

Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel.

These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above.

(*References: Information Barriers, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)*

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

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IT’S Y OUR OBLIG A TION T O DO WH A T’S RIGH T ..

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES

SUPPORTING OUR COMMUNITIES

We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.

POLITICAL ACTIVITIES

INVESTOR AND MEDIA RELATIONS

CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP

PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS

ADDRESSING CLIMATE CHANGE AND ENVIRONMENTAL SUSTAINABILITY

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES

POLITICAL ACTIVITIES

Personal Political Activity

BNY Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:

- Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the General Counsel, and the Chief Compliance and Ethics Officer of the company.
- Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.
- You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.
- Your political activities may not affect your objectivity or ability to perform your job duties.
- You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.
- You may be required to pre-clear personal political contributions made by you, and in some cases, your family members.

(Reference: Political Contributions Policy)

Lobbying

Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain "grass roots" activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the U.S. and is gaining influence within the EU and other locations.

If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Marketing & Corporate Affairs or the Legal department for guidance:

Q & A

Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person's home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?

A: Only if you have the written approval of the Chief Executive Officer, the General Counsel and the Chief Compliance and Ethics Officer. Your attendance at this event is indirectly related to your job and may give the appearance that you're acting as a representative of the company or that the company sponsors the political candidate. It does not matter that BNY Mellon did not purchase the event ticket or that you're going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

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– Government contract sales or marketing

– Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation

– Meeting with legislators, regulators or their staffs regarding legislation

Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.

(Reference: Procurement Lobbying)

Corporate Political Activities

The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

INVESTOR AND MEDIA RELATIONS

Investor Relations

All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. **All investors must have equal access to honest and accurate information.**

Media Relations

Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.

If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY Mellon as your employer, and you may not make comments about BNY Mellon.

(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company's Name in Advertising or Endorsements of Customers and Others)

Q & A

Q: I have been asked to provide a statement about BNY Mellon's experience with a vendor's product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. BNY Mellon carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

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KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES

CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP

The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:

- Your activities may not interfere or in any way conflict with your job duties or with company business.
- You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.
- You may not imply the company's sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.
- You may not use your position for the purpose of soliciting business or contributions for any other entity.
- You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.

From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees' time or company funds). Ask your manager if you're unclear whether or not the event in question is considered to be company sponsored.

(Reference: Use of the Company's Name in Advertising or Endorsements of Customers and Others)

PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS

You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.

In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.

If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

ADDRESSING CLIMATE CHANGE AND ENVIRONMENTAL SUSTAINABILITY

We are committed to addressing climate-related risks and opportunities through an environmental sustainability approach that considers all aspects of our business, in particular the management of our global operations and real estate footprint.

Please see our Environmental Sustainability Policy Statement for more information on how we approach sustainability.

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ADDITIONAL HELP

This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You're expected to take advantage of these resources.

Q: A friend of mine is running for political office and I would like to help her out with her campaign. Can I do this?

A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or per-cleared.

Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?

A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?

A: No. Company property and equipment may not be used for a political purpose without authorization from Marketing & Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn't care about his own company's policy, can I give him the tickets?

A: No. If you know that giving him the tickets will violate his own company's policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we're considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company's proposal so that we can make a more informed decision. We'll be talking about business, and there won't be much money spent on a round of golf and a modest dinner. Is this okay?

A: No. You're evaluating vendors to provide a service. It's always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to BNY Mellon. Can I accept the invitation?

A: No. Accepting a free trip from a vendor is never permissible. If you're interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You'll be required to file a CODE RAP form if your manager agrees it's appropriate to attend the conference and you're requesting permission to permit the vendor to pay for part of your conference attendance.

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Q: We're entitled to a large payment from a government client if we certify that we've met all service level agreements on time. We're not sure whether a few very minor items have been completed, but they're not that important to the service. It's close to the end of the quarter and we'd like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?

A: No. You cannot submit the invoice and certification until you're certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identification and password, requesting that I call her back with the information. Can I do this?

A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you're required to file a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother's recycling business. His business has no relationship with the company and the work I'll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to file any forms?

A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don't use any company equipment or supplies. You don't need to file a CODE RAP form, since you're not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance officer if you're uncertain.

Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son's school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son's school and that it was the right thing to do. I am friendly with my colleague and I don't want to get her in trouble. What should I do?

A: Your colleague is stealing from the company and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

REMEMBER

All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you're unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don't hesitate to use them and Do What's Right!

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©202 2 Th e Ban k of N ew Y or k Mel l o n Corporation .. A l l rig h t s r eser v ed .. 3010_CC_MSF T _CoC_1120